Exhibit 99.1

CION INVESTMENT CORPORATION ANNOUNCES

FULL YEAR 2021 SPECIAL DISTRIBUTION OF $0.20 PER SHARE

Total Distributions Declared In 2021 Amount to $1.26 Per Share

For Immediate Release

NEW YORK, December 7, 2021 — CION Investment Corporation (NYSE: CION) (“CION” or the “Company”) today announced that on December 6, 2021, the Company’s previously announced special cash distribution for the year ending December 31, 2021 estimated to be in the range of $0.14 to $0.20 per share was approved in the amount of $0.20 per share, payable on December 23, 2021 to shareholders of record as of December 16, 2021. The special distribution represents a portion of the Company’s investment company taxable income generated through the course of the year.

“We are pleased to declare this special distribution for 2021 at the top-end of our previously announced estimated range, which was driven by the strong performance of our portfolio throughout the year,” stated Mark Gatto, co-Chief Executive Officer of CION.

“Our objective is to continue to generate consistent financial performance as we seek to deliver attractive and increasing distributions for shareholders. In addition to this special distribution, we previously announced a regular quarterly cash distribution of $0.28 per share for the first quarter of 2022, which represents an increase of $0.02 per share from the regular fourth quarter 2021 distribution,” added Michael A. Reisner, co-Chief Executive Officer of CION.

ABOUT CION INVESTMENT CORPORATION

CION Investment Corporation is a leading publicly listed business development company that had approximately $1.8 billion in assets as of September 30, 2021. CION seeks to generate current income and, to a lesser extent, capital appreciation for investors by focusing primarily on senior secured loans to U.S. middle-market companies. CION is advised by CION Investment Management, LLC, a registered investment adviser and an affiliate of CION. For more information, please visit www.cionbdc.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss CION’s plans, strategies, prospects and expectations concerning its business, operating results, financial condition and other similar matters. These statements represent CION’s belief regarding future events that, by their nature, are uncertain and outside of CION’s control. There are likely to be events in the future, however, that CION is not able to predict accurately or control. Any forward-looking statement made by CION in this press release speaks only as of the date on which it is made. Factors or events that could cause CION’s actual results to differ, possibly materially from its expectations, include, but are not limited to, the risks, uncertainties and other factors CION identifies in the sections entitled “Risk Factors” and “Forward-Looking Statements” in filings CION makes with the SEC, and it is not possible for CION to predict or identify all of them. CION undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CION’s Current Report on Form 8-K, which CION filed with the SEC on December 7, 2021, as well as CION’s other reports filed with the SEC. A copy of CION’s Current Report on Form 8-K and CION’s other reports filed with the SEC can be found on CION’s website at www.cionbdc.com and the SEC’s website at www.sec.gov.

CONTACTS

Media

Alexander Cavalieri

acavalieri@cioninvestments.com

Investor Relations

1-800-343-3736

Analysts and Institutional Investors

Jeehae Linford

The Equity Group

jlinford@equityny.com

212-836-9615

ENDNOTES

All per share amounts in this press release reflect the two-to-one reverse stock split of the Company, which became effective on September 21, 2021.